Avantair, Inc. Reports Third Quarter Fiscal 2011 Financial Results

Achieves Continued Strong Sales and Record Third Quarter Revenue Generating Flight Hours

CLEARWATER, Fla. – May 12, 2011 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership and flight hour time cards in the light-jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for the third quarter of fiscal 2011 ended March 31, 2011.

Third Quarter Fiscal 2011 Performance:

•	Total revenue increased to $36.5 million, compared with $36.0 million in the third quarter of fiscal 2010.
•	During the Company’s seasonally slowest sales quarter, 9 new fractional shares were sold, in addition to 5.5 fractional leased shares through the Company’s newly introduced Axis Lease Program.
•	Flight hour cards sold in the fiscal 2011 third quarter increased 24% year-over-year to 102 and six new Axis Club memberships were sold.
•	Revenue generating flight hours flown reached a new third quarter record of 10,582. This is an increase of 10% compared with 9,623 hours in the third quarter of 2010.
•	Fractional owner hours flown increased 2% to 8,032, up from 7,878 in the third quarter of fiscal 2010.
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Operating income was $62,000 and EBITDA was $0.9 million, compared with operating income of $501,000 and EBITDA of $1.8 million for the third quarter of fiscal 2010.  Operating income for the third quarter of fiscal 2011 includes a $0.5 million reduction in depreciation expense based on an increase in the estimated depreciable life for the Company’s core aircraft to better align with the aircrafts’ actual service life.

Avantair, Inc.

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Net loss attributable to common stockholders was ($1.3) million, or ($0.05) per share, based on 26.4 million weighted-average shares outstanding. This compares with a net loss attributable to common stockholders of ($1.1) million, or ($0.04) per share, based on 26.3 million weighted average shares outstanding for the third quarter of fiscal 2010.

•	Net loss attributable to common stockholders decreased by $3.1 million on a sequential quarter basis.
•	Retired approximately $1.2 million in long-term debt during the quarter bringing the fiscal year-to-date total debt retirement to $9.2 million.
•	Cash flow from operations for the nine months ended March 31, 2011 was $4.9 million.
•	Strengthened fleet with the delivery of 56th aircraft.

Steven Santo, Chief Executive Officer of Avantair said, “During this quarter we realized record third quarter revenues and demonstrated our continued strong sales, renewed traction among the fractional market, and improvement to our bottom line. Despite the seasonally slower third quarter sales cycle, we achieved sequential quarter fractional sales growth, which we believe is indicative of an uptrend in the fractional market.

“Fiscal year-to-date we have sold 18 new fractional shares and an additional 5.5 shares from our newly introduced fractional Axis Lease Program, which adds another layer to our attractive fractional offering with the added incentive of no upfront costs. This compares with only 7 fractional shares sold for the same period last year. Flight hour card sales also remain strong and we expect all of our programs will continue to foster continued sales growth.  During the period we also took delivery of an additional aircraft to strengthen our fleet and have since put down deposits for the delivery of three additional aircraft in the coming months. With our accelerated maintenance schedule completed and additional aircraft to support heightened demand for our services, we are now beginning to see how our operational strategies are translating to increased efficiency and will further narrow our net loss as we work to achieve sustainable profitability,” Santo concluded.

Avantair, Inc.

Conference Call

Chief Executive Officer Steven Santo, Chief Financial Officer Richard Pytak and Chief Operating Officer Kevin Beitzel will host a conference call with the financial community on Friday, May 13, 2011, at 8:00 a.m. Eastern time to review the Company’s financial results and provide a further update on business developments.

Interested parties may participate in the conference call by dialing 1-877-941-4774 (1-480-629-9760 for international callers).  When prompted, ask for the "Avantair, Inc. Fiscal 2011 Third Quarter Earnings Conference Call."  The conference call will be webcast simultaneously on the Avantair, Inc. website at www.avantair.com under the Investors section.

A telephonic replay of the conference call may be accessed approximately two hours after the call through May 27, 2011, by dialing 1-800-406-7325 (1-303-590-3030 for international callers).  The replay access code is 4438921#.  The webcast replay will be archived for 12 months.

Use of Non-GAAP Measure of Performance

The following table reflects the reconciliation of net loss, prepared in conformity with Generally Accepted Accounting Principles (GAAP) to the non-GAAP financial measure of EBITDA.

	Three Months Ended March 31,
	2011	2010

GAAP net loss	$(956,567)	$(773,504)
Add:
Depreciation and amortization	794,941	1,314,870
Interest expense	1,034,484	1,281,626
Subtract:
Interest and other income	(15,763)	(7,234)
EBITDA	$857,095	$1,815,758

The Company believes that the non-GAAP financial measure of EBITDA is useful to investors as it excludes certain non-cash expenses that do not directly relate to the operation of aircraft. This measure is a supplement to accounting principles generally accepted in the United States used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures.  In addition, the Company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

Avantair, Inc.

About Avantair

Avantair, the sole North American provider of fractional shares, flight time cards and Axis Lease in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with approximately 450 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 56 aircraft, with another 51 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: www.avantair.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.  Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks.  Avantair does not assume any obligation to update the information contained in this press release.

Avantair, Inc.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact:
Avantair, Inc.	The Piacente Group, Inc.
Richard Pytak	Brandi Floberg
Chief Financial Officer	Investor Relations
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	avantair@tpg-ir.com

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,	June 30,
	2011	2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,958,187	$9,446,619
Accounts receivable, net of allowance for doubtful accounts of $201,245 at March 31, 2011 and $208,065 at June 30, 2010	14,384,378	10,976,129
Inventory	384,005	181,782
Current portion of aircraft costs related to fractional share sales	22,996,202	26,680,081
Prepaid expenses and other current assets	4,774,586	2,979,055

Total current assets	46,497,358	50,263,666

Aircraft costs related to fractional share sales, net of current portion	14,112,081	43,461,597

Property and equipment, at cost, net of accumulated depreciation and amortization of $19,074,243 at March 31, 2011 and $15,821,591 at June 30, 2010	36,653,432	22,583,073

OTHER ASSETS
Cash - restricted	2,361,079	2,358,558
Deposits on aircraft	7,693,032	7,883,834
Deferred maintenance on aircraft engines	1,615,958	603,515
Goodwill	1,141,159	1,141,159
Other assets	3,473,503	3,342,198

Total other assets	16,284,731	15,329,264

Total assets	$113,547,602	$131,637,600

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,	June 30,
	2011	2010

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$4,963,097	$4,723,718
Accrued liabilities	8,464,828	5,000,249
Customer deposits	1,560,951	1,358,988
Short-term debt	11,200,000	11,000,000
Current portion of long-term debt	7,281,601	4,202,726
Current portion of deferred revenue related to fractional aircraft share sales	25,670,512	32,770,605
Unearned management fee, flight hour card and Axis Club Membership revenues	45,445,104	35,126,401

Total current liabilities	104,586,093	94,182,687

Long-term debt, net of current portion	9,465,962	15,620,479
Deferred revenue related to fractional aircraft share sales, net of current portion	23,120,282	35,085,148
Deferred revenue related to Axis Club Membership sales, net of current portion	1,811,039	1,773,943
Other liabilities	2,741,724	2,520,537

Total long-term liabilities	37,139,007	55,000,107

Total liabilities	141,725,100	149,182,794

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,685,564	14,617,958

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 26,411,893 shares issued and outstanding at March 31, 2011 and 26,353,201 shares issued and outstanding at June 30, 2010	2,642	2,635
Additional paid-in capital	57,075,601	56,896,831
Accumulated deficit	(99,941,305)	(89,062,618)

Total stockholders' deficit	(42,863,062)	(32,163,152)

Total liabilities and stockholders' deficit	$113,547,602	$131,637,600

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010

Revenue
Fractional aircraft sold	$7,720,559	$10,458,376	$25,696,960	$33,664,521
Management and maintenance fees	18,713,993	18,329,491	55,946,175	54,594,085
Flight hour card and Axis Club membership revenue	8,029,167	5,683,548	21,443,660	14,518,782
Other revenue	2,024,874	1,538,020	5,768,452	4,201,888

Total revenue	36,488,593	36,009,435	108,855,247	106,979,276

Operating expenses
Cost of fractional aircraft shares sold	6,618,110	8,958,823	22,255,800	28,636,220
Cost of flight operations	16,328,921	13,884,386	51,671,193	39,608,930
Cost of fuel	4,112,436	3,558,323	12,648,324	10,610,995
Gain on sale of assets	-	-	-	(897,595)
General and administrative expenses	7,244,888	6,443,599	20,799,106	18,978,745
Selling expenses	1,327,143	1,348,546	4,553,668	3,715,491
Depreciation and amortization	794,941	1,314,870	3,313,297	4,181,661

Total operating expenses	36,426,439	35,508,547	115,241,388	104,834,447

Income (loss) from operations	62,154	500,888	(6,386,141)	2,144,829

Other income (expenses)
Interest and other income	15,763	7,234	49,916	25,019
Interest expense	(1,034,484)	(1,281,626)	(3,501,015)	(4,492,399)
Total other (expenses)	(1,018,721)	(1,274,392)	(3,451,099)	(4,467,380)

Net loss	(956,567)	(773,504)	(9,837,240)	(2,322,551)

Preferred stock dividend and accretion of expenses	(364,326)	(364,189)	(1,109,054)	(1,138,547)

Net loss attributable to common stockholders	$(1,320,893)	$(1,137,693)	$(10,946,294)	$(3,461,098)

Loss per common share:
Basic and diluted	$(0.05)	$(0.04)	$(0.41)	$(0.15)

Weighted-average common shares outstanding:
Basic and diluted	26,406,574	26,327,827	26,380,798	22,457,292

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